                    ELECTION FORM FOR USE BY STOCKHOLDERS OF
                         WESTERFED FINANCIAL CORPORATION

Dear Stockholder:

        Pursuant to the terms of the Amended and Restated Plan and Agreement of Merger (the "Merger Agreement") between Glacier Bancorp, Inc. ("Glacier") and WesterFed Financial Corporation ("WesterFed") dated September 20, 2000, you may elect the form of consideration that you would like to receive for your WesterFed stock upon consummation of the merger of WesterFed with Glacier. Your election, as well as each election made by any other WesterFed stockholder, is subject to the allocation procedures set forth in the Merger Agreement which places limitations on the maximum amount of Glacier common stock (the "Stock Consideration") and the maximum amount of cash (the "Cash Consideration") to be issued in the merger. Accordingly, there is no assurance that you will receive the form of consideration that you elect. The amount of the consideration that you will receive for each share of WesterFed is not fixed, but is rather determined based upon the average closing price of Glacier common stock for the 20 trading days ending on the 15th trading day immediately preceding the date the merger is completed. If January 16, 2001 were the merger completion date, you would receive Cash Consideration of $22.26 or Stock Consideration of 1.8535 shares of Glacier common stock, in each case for each share of WesterFed stock. FOR A DETAILED EXPLANATION OF HOW THE PER SHARE MERGER CONSIDERATION IS CALCULATED, PLEASE READ THE PROSPECTUS/JOINT PROXY STATEMENT RELATING TO THE MERGER, WHICH DOCUMENT HAS BEEN SEPARATELY MAILED TO YOU.

                  CHECK ONE BOX ONLY TO INDICATE YOUR ELECTION

        (i) STOCK ELECTION -- All shares of WesterFed stock for the Stock Consideration (i.e., Glacier common stock);

                                       OR

        (ii) CASH ELECTION -- All shares of WesterFed stock for the Cash Consideration;

                                       OR

        (iii) STOCK AND CASH ELECTION -- a combination of cash and stock as follows:
               ______ shares of WesterFed stock for the Cash Consideration, and
               ______ shares of WesterFed stock for Glacier common stock.

        PLEASE NOTE THAT THE TOTAL NUMBER OF SHARES SPECIFIED ABOVE CANNOT EXCEED THE TOTAL NUMBER OF SHARES OF WESTERFED COMMON STOCK YOU OWN OF RECORD. THE NUMBER OF SHARES YOU OWN OF RECORD IS INDICATED ON THE LABEL BELOW.

        You acknowledge that the DEADLINE FOR RECEIPT OF YOUR ELECTION FORM by Davidson Trust Co., 9 Third Street North, Suite 200, Great Falls, Montana 95401 (the "Exchange Agent") is 5:00 P.M., MOUNTAIN TIME, ON FEBRUARY 26, 2001, the day of the WesterFed Special Meeting of Stockholders to consider and vote upon the Merger Agreement. IF YOU FAIL TO TIMELY DELIVER A COMPLETED ELECTION FORM TO THE EXCHANGE AGENT, YOUR WESTERFED STOCK WILL BECOME NON-ELECTION SHARES. NON-ELECTION SHARES WILL HAVE NO PRIORITY AS TO THE FORM OF CONSIDERATION TO BE RECEIVED IN THE MERGER.

        You may at any time or from time to time change your election by completing and submitting a new Election Form, but the new Election Form will only be valid if it is received by the Exchange Agent by 5:00 p.m., Mountain Time, on February 26, 2001. If you would like a new Election Form, please contact Melissa Kerr of Davidson Trust Co. at (800) 634-5526.

        If you have questions regarding the election process, and/or the tax consequences associated with your election, please consult, at your own expense, with your own tax, legal and/or investment advisor.


Date:                            , 2001
      ---------------------------
                                        ----------------------------------------
                                        Signature of Stockholder



                                        ----------------------------------------
                                        Signature of Stockholder (To be signed
                                        by the holder(s) of record exactly as
                                        the name(s) of such holder(s) appears on the stock certificate. When signing as an attorney, executor, administrator, trustee or guardian please give full title. All joint owners must sign.)


                                        ----------------------------------------
                                        Print Names of Stockholder(s)

THIS ELECTION FORM IS NOT A FORM OF PROXY. PLEASE RETURN THIS ELECTION FORM. DO NOT FORWARD YOUR WESTERFED STOCK CERTIFICATES AT THIS TIME.

                    PLEASE RETURN TO THE EXCHANGE AGENT USING
                 THE ENCLOSED, PRE-PAID, PRE-ADDRESSED ENVELOPE.